Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Supervisory Board of SAP SE:

We consent to the use of our report dated February 19, 2020 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein. Our report refers to changes in accounting for leases on January 1, 2019 and revenue from contracts with customers on January 1, 2018.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Mannheim, Germany
January 21, 2021